SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2014

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported by USA Technologies, Inc. (the "Company") in its Form 8-K dated July 2, 2014 (the "Prior Form 8-K"), the Company and Varilease Finance, Inc. ("Varilease") entered into six Sale Leaseback Agreements (the "Sale Leaseback Agreements") pursuant to which the Company agreed to sell to Varilease, and Varilease agreed to purchase from the Company, certain of the remote, cashless point of sale ePort equipment owned by the Company and used by the Company in its JumpStart program.

As previously reported in the Prior Form 8-K, Varilease completed the purchase from the Company of the ePort equipment described in two of the Sale Leaseback Agreements, and the completion of the purchase by Varilease from the Company of the ePort equipment described in the remaining four Sale Leaseback Agreements was subject to the satisfaction of certain conditions. These conditions have been satisfied, and Varilease has completed the purchase of the ePort equipment described in the remaining four Sale Leaseback Agreements. As of July 31, 2014, the Company had received from Varilease the aggregate purchase price of $7,988,974. Pursuant to the applicable lease agreements, the Company has agreed to pay an aggregate base monthly rental of $220,096.

As previously reported in the Prior Form 8-K, the Company intends to utilize the proceeds from the sale of the ePort equipment for working capital purposes, and may also explore and consider utilizing a portion of these proceeds for other purposes, including the possible purchase of some of its outstanding securities.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2014	USA TECHNOLOGIES, INC.

	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer